Exhibit 99.1

Aditxt, Inc. (NASDAQ: ADTX) Announces That it Has Regained Compliance with Nasdaq Listing Requirements

RICHMOND, Va. (Sept. 29, 2022) – Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt” or the “Company”), a biotech innovation company developing and commercializing technologies with a focus on monitoring and modulating the immune system, today announces it has received confirmation from The Nasdaq Stock Market LLC Hearing Panel (“Nasdaq”) that it has regained compliance with the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2), meets the stockholders’ equity requirement in Nasdaq Listing Rule 5550(b)(1) and meets all other applicable criteria for continued listing.

Aditxt recently completed a reverse stock split and closed a $20 million public offering. Amro Albanna, co-founder, chairman and CEO of Aditxt, said both events were key to the Company’s successful Nasdaq compliance and continued progress within each of the Company’s programs toward commercialization, which currently include AditxtScore™, Adimune™ and Adivir™.

About Aditxt, Inc.

Aditxt is a biotech innovation company developing and commercializing technologies with a focus on monitoring and modulating the immune system. Aditxt’s immune monitoring technologies are designed to provide a personalized immune profile. Aditxt’s immune modulating technologies, currently preclinical, are being developed to retrain the immune system to induce tolerance to address rejection of transplanted organs, autoimmune diseases and allergies.

For more information, please visit: www.Aditxt.com and www.AditxtScore.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company’s ongoing and planned product and business development; the Company’s intellectual property position; the Company’s ability to develop commercial functions; expectations regarding product launch and revenue; the Company’s results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company’s other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations Contact:

ir@aditxt.com
www.aditxt.com